Exhibit 99.1

For Immediate Release

ASG Consolidated LLC

ASG Finance, Inc.

For further information contact:

Brad Bodenman or Amy Humphreys

Phone: 206.374.1515 / Fax: 206.374.1516

E-mail to: brad.bodenman@americanseafoods.com or amy.humphreys@americanseafoods.com

ASG Consolidated LLC and ASG Finance, Inc. Commence Exchange Offer for

their 11 1/2% Senior Discount Notes due 2011

Seattle, WA – Wednesday, April 13, 2005 – ASG Consolidated LLC and ASG Finance, Inc. (American Seafoods) announced today that they have commenced an exchange offer to exchange up to $196,000,000 aggregate principal amount at maturity of their 11½% Senior Discount Notes due 2011 issued on October 19, 2004 (old notes) for $196,000,000 aggregate principal amount at maturity of their 11½% Senior Discount Notes due 2011 which are registered under the Securities Act of 1933, as amended (new notes). The new notes will be issued pursuant to the Indenture, dated as of October 19, 2004, between American Seafoods and Wells Fargo Bank, N.A., as trustee. American Seafoods’ Registration Statement on Form S-4 (Registration No. 333-123636) relating to the exchange offer became effective on April 13, 2005.

The exchange offer is contemplated in the Registration Right Agreement, dated October 19, 2004, under which American Seafoods agreed to register substantially identical notes, and offer to exchange these registered notes for the existing notes which were privately placed by American Seafoods on October 19, 2004.

The new notes will have substantially the same form and terms as the outstanding old notes, except that the new notes are registered under the U.S. Securities Act of 1933, as amended, will not be subject to transfer restriction and will bear a different CUSIP number from the old notes. Any old note not exchanged will continue to have restrictions on transfer.

American Seafoods will accept for exchange any and all old notes that are validly tendered and not withdrawn on or before 5:00 p.m., New York City time, May 11, 2005, unless the exchange offer is extended by American Seafoods.

Copies of the prospectus and transmittal materials governing the exchange may be obtained from the Exchange Agent, Wells Fargo Bank, N.A., by calling the Exchange Agent, Attn. Kim Nguyen at (612) 667-7916.

About American Seafoods

American Seafoods and its subsidiaries, is a leader in the harvesting, processing, preparation and supply of quality seafood. Harvesting a variety of fish species, the Company processes seafood into an array of finished products, both on board its state-of-the-art fleet of vessels and at its HACCP-approved production facilities located in both Massachusetts and Alabama. The Company produces a diverse range of fillet, surimi, roe and block-cut product offerings, made from Alaska pollock, Pacific cod, sea scallops, and U.S. farm raised catfish. Finished products are sold worldwide through an extensive global distribution and customer support network. From the ocean to the plate, American Seafoods has established a global sourcing, selling, marketing and distribution network bringing quality seafood to consumers worldwide. For more information, please visit us at www.americanseafoods.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements. All statements in this press release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated sales, projected costs, prospects, plans and objectives of management and events or developments that the Company expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company’s control and could cause actual results to differ materially from such statements.

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